Exhibit 5

JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)(1)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated: January 29, 2016

Xiamen Insight Investment Co., Ltd.

By:	/s/ JI Hao

Name:	JI Hao

Title:	Director

Shenzhen Yelinwan Investment Planning Co., Ltd.

By:	/s/ LIAO Chunrong

Name:	LIAO Chunrong

Title:	Director

New Insight Holdings Group Co., Ltd.

By:	/s/ LIAO Chunrong

Name:	LIAO Chunrong

Title:	Director

LIAO Chunrong

By:	/s/ LIAO Chunrong

Tsinghua Unigroup Co., Ltd.

By:	/s/ ZHAO Weiguo

Name:	ZHAO Weiguo

Title:	Director

Tibet Ziguang Zhuoyuan Equity Investment Co., Ltd.

By:	/s/ ZHAO Weiguo

Name:	ZHAO Weiguo

Title:	Director

Beijing Unis Communications Technology Group Ltd.

By:	/s/ ZHAO Weiguo

Name:	ZHAO Weiguo

Title:	Director

ZHAO Weiguo

By:	/s/ ZHAO Weiguo